SCHEDULE A
TO
MUNDER SERIES TRUST
DECLARATION OF TRUST

SERIES AND CLASSES

As of February 15, 2011

Series	Classes
Munder Asset Allocation Fund – Balanced	A, B, C, K and Y
Munder Bond Fund	A, B, C, K and Y
Munder Energy Fund	A, B, C and Y
Munder Growth Opportunities Fund	A, B, C, R and Y
Munder Index 500 Fund	A, B, K, R and Y
Munder Integrity Mid Cap Value Equity Fund	A and Y
Munder Integrity Small/Mid Cap Value Equity Fund	A and Y
Munder International Equity Fund	A, B, C, K, R and Y
Munder International Fund – Core Equity	A, C, Y and I
Munder International Small-Cap Fund	A, C, Y and I
Munder Large-Cap Growth Fund	A, B, C, K and Y
Munder Large-Cap Value Fund	A, B, C, K, R and Y
Munder Micro-Cap Equity Fund	A, B, C, K, R and Y
Munder Mid-Cap Core Growth Fund	A, B, C, K, R and Y
Munder Small-Cap Value Fund	A, B, C, K, R and Y
Munder Tax-Free Short & Intermediate Bond Fund	A, B, C, K and Y

IN WITNESS WHEREOF, the Trustees named below have executed this Declaration of Trust as of February 15, 2011.
/s/ David J. Brophy David J. Brophy	/s/ Michael T. Monahan Michael T. Monahan
/s/ Joseph E. Champagne Joseph E. Champagne	/s/ Lisa A. Payne Lisa A. Payne
/s/ Thomas D. Eckert Thomas D. Eckert	/s/ Arthur T. Porter Arthur T. Porter
/s/ John Engler John Engler	/s/ John Rakolta, Jr. John Rakolta, Jr.